UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
September 22, 2008
LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33508 (Commission File Number)	20-1677033 (IRS Employer Identification No.)
2220 W. 14th Street
Tempe AZ 85281
(Address of principal executive offices, including zip code)
(602) 850-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement
     On September 22, 2008, Limelight Networks, Inc. (the “Company”) entered into employment agreements with Nathan Raciborski and Michael Gordon (each, an “Officer” and together, the “Officers”), the Company’s Chief Technology Officer and Chief Strategy Officer, respectively. The agreements, which are effective September 22, 2008, memorialize the Officers’ existing annual salary and annual incentive bonus arrangements. Specifically, Mr. Raciborski’s employment agreement provides that Mr. Raciborski will receive an annual salary of $295,000 and Mr. Gordon’s employment agreement provides that Mr. Gordon will receive an annual salary of $220,000. Both Officers’ employment agreements also provide that they are eligible to receive an annual incentive bonus of $110,000 for calendar year 2008. This incentive bonus will be payable upon the achievement of performance goals established or approved by the Board of Directors of the Company or by the Compensation Committee of the Board of Directors of the Company.
     Both Officers’ employment agreements provide that in the event that the Company consummates a change of control transaction, defined as the consummation of a merger or consolidation or the approval of a plan of complete liquidation or for the sale or disposition of all or substantially all of the Company’s assets, 50% of each Officer’s then outstanding unvested equity awards will vest.
     In the event that the Company terminates either Officer’s employment without cause or such Officer resigns for good reason, in either case in connection with a change of control, such Officer will receive continued payment for 12 months of his then current annual salary, 100% of the current year’s target annual incentive bonus, the vesting of 100% of such Officer’s then outstanding unvested equity awards and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which such officer and his eligible dependents become covered under similar plans.
     In the event that the Company terminates either Officer’s employment without cause or such Officer resigns for good reason, in either case other than in connection with a change of control, such Officer will receive continued payment for 12 months of his then current annual salary, the actual earned target annual incentive bonus for the current year, if any, pro-rated to the date of termination and reimbursement for premiums paid for continued health benefits under the Company’s health plans until the earlier of 12 months or the date upon which such Officer and his eligible dependents become covered under similar plans.
     Complete copies of the employment agreements with Messrs. Raciborski and Gordon are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference. The foregoing description of the terms of the employment agreements is qualified in its entirety by reference to such Exhibits.

Item 9.01.	Financial Statements and Exhibits
      (d) Exhibits.

Exhibit Number	Description

99.1	Employment Agreement with Nathan Raciborski dated September 22, 2008.

99.2	Employment Agreement with Michael Gordon dated September 22, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
/s/ Matthew Hale
Matthew Hale
Chief Financial Officer

Date: September 23, 2008